      As filed with the Securities and Exchange Commission on May 17, 1999
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        CAPITAL ONE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   ----------

          Delaware                                          54-171854
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                                   ----------

                      2980 Fairview Park Drive, Suite 1300
                        Falls Church, Virginia 22042-4525
                        (Address, including zip code, of
                    Registrant's principal executive offices)

                                   ----------

                        CAPITAL ONE FINANCIAL CORPORATION
                1999 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                           JOHN G. FINNERAN, JR., Esq.
                     Senior Vice President, General Counsel
                             and Corporate Secretary
                      2980 Fairview Park Drive, Suite 1300
                        Falls Church, Virginia 22042-4525
                                 (703) 205-1000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------


                         CALCULATION OF REGISTRATION FEE
======================================================================================================
      Title of Security         Amount to be     Proposed Maximum     Proposed Maximum      Amount of
      to be Registered         Registered (1)     Offering Price         Aggregate        Registration
                                                   Per Unit (2)        Offering Price          Fee
------------------------------------------------------------------------------------------------------
     Common Stock, par value
     $.01 per share,             175,000          $167.0625           $29,235,937.50       $8,127.60
     including attached
     Rights (3)
======================================================================================================

(1) Represents the maximum number of shares of Common Stock of Capital One Financial Corporation (the "Company") that may be offered and sold hereunder. The Common Stock being registered hereby includes associated Preferred Stock Purchase Rights, which initially are attached to and traded with the shares of the Registrant's Common Stock. Value attributable to such rights, if any, is reflected in the market price of the Common Stock.

(2) The maximum offering price per share has been determined solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and
     (h) under the Securities Act based on the average of the high and low prices for the Common Stock reported on the New York Stock Exchange on May 10, 1999.

(3) The Rights are to purchase the Registrant's Cumulative Participating Junior Preferred Stock. Until the occurrence of certain prescribed events, none of which has occurred as of the date of this Registration Statement, the Rights are not exercisable, are evidenced by the certificates representing the Registrant's Common Stock, and will be transferred along with, and only with, the Registrant's Common Stock.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

     (b) The Registrant's Current Reports on Form 8-K filed January 19, 1999, April 15, 1999, April 30, 1999 and May 5, 1999.

     (c) The Registrant's Proxy Statement on Schedule 14A dated March 20, 1999 for its 1999 Annual Meeting provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K promulgated by the Commission shall not be deemed to be specifically incorporated by reference herein.

     (d) The description of the Registrant's common stock on Amendment No. 1 to Form 8-A dated October 17, 1994.

     (e) The description of the Resgistrant's preferred stock purchase rights on Form 8-A dated November 16, 1995.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any such incorporated document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other incorporated document subsequently filed (or in this Registration Statement, with respect to an incorporated document filed prior to the filing hereof), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     John G. Finneran, Jr., Senior Vice President, General Counsel and Corporate Secretary of the Registrant, who has rendered the opinion attached hereto as
Exhibit 5 holds 6,357 shares of Common Stock and options to purchase an additional 112,857 shares of Common Stock issued under the Registrant's 1994 Stock Incentive Plan.


Item 6.  Indemnification of Directors and Officers.

         Under Section 145 of the General Corporation Law of the State of Delaware (the "GCL"), a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of such corporation if such person acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful, except that, in the case of any action or suit by or in the right of the corporation, no indemnification is permitted if the person shall be adjudged liable to the corporation other than indemnification for such expenses as a court shall determine such person is fairly and reasonably entitled to.

         Article XI of the Registrant's Restated Certificate of Incorporation and Section 6.7 of the Registrant's By-laws provide, in general, for mandatory indemnification of directors and officers to the fullest extent permitted from time to time by the GCL or any other applicable law, against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the Registrant itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or of a knowing violation of the criminal law.

         Under Article X of the Registrant's Restated Certificate of Incorporation, a director of the Registrant is not personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant also maintains a directors and officers insurance policy generally covering the activities for which such persons are entitled to indemnification.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

            Exhibit             Description                                          Reference
            Number              -----------                                          ---------
            -------

              3.1       Restated Certificate of Incorporation of Capital             Incorporated by reference to
                        One Financial Corporation                                    Exhibit 3.1 of the Registrant's
                                                                                     Annual Report on Form 10-K for
                                                                                     the year ended December 31, 1994

              3.2       Restated Bylaws of Capital One Financial Corporation         Incorporated by reference to Exhibit
                        (as amended January 24, 1995)                                3.2 of the Registrant's Annual Report
                                                                                     on Form 10-K for the year ended
                                                                                     December 31, 1994

               4        Capital One Financial Corporation 1999                       Filed herewith
                        Non-Employee Directors Stock Incentive Plan

              4.1       Rights Agreement, dated as of November 16, 1995,             Incorporated by reference
                        between Capital One Financial Corporation and First          to the Registrant's Current
                        Chicago Trust Company of New York (as successor to           Report on Form 8-K, filed
                        Mellon Bank, N.A.), as Rights Agent                          November 16, 1995

               C>

              4.2       Amendment Number 1 Rights Agreement, dated as of             Incorporated by reference
                        April 29, 1999, between Capital One Financial                to the Registrant's Current
                        Corporation and First Chicago Trust Company of               Report on Form 8-K filed
                        New York (as successor to Mellon Bank, N.A.),                May 5, 1999
                        as Rights Agent

               5        Opinion of Counsel                                           Filed herewith

              23.1      Consent of Counsel                                           Contained in Exhibit 5
                                                                                     and incorporated herein
                                                                                     by reference

              23.2      Consent of Independent Auditors                              Filed herewith

               24       Power of Attorney                                           Set forth on signature page



Item 9.  Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered thereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 14th day of May, 1999.


                                       CAPITAL ONE FINANCIAL CORPORATION




                                       By /s/ John G. Finneran, Jr.
                                          --------------------------------------
                                          John G. Finneran, Jr.
                                          Senior Vice President, General Counsel
                                           and Corporate Secretary


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Willey and John G. Finneran, Jr., Esq. his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities indicated below on the 14th day of May, 1999.



              SIGNATURE                               TITLE




/s/ Richard D. Fairbank
--------------------------------------                       Director, Chairman and Chief Executive Officer
Richard D. Fairbank                                          (Principal Executive Officer)



/s/ Nigel W. Morris
--------------------------------------                       Director, President and Chief Operating Officer
Nigel W. Morris



/s/ David M. Willey
--------------------------------------                       Senior Vice President, Corporate Financial
David M. Willey                                              Management and Treasurer
                                                             (Principal Accounting and Financial Officer)



/s/ W. Ronald Deitz
--------------------------------------                       Director
W. Ronald Dietz



/s/ James A. Flick, Jr.
--------------------------------------                       Director
James A. Flick, Jr.



/s/ Patrick W. Gross
--------------------------------------                       Director
Patrick W. Gross



/s/ James V. Kimsey
--------------------------------------                       Director
James V. Kimsey



/s/ Stanley I. Westreich
--------------------------------------                       Director
Stanley I. Westreich


                             Exhibit Index

   Exhibit                    Description                           Sequential
   Number                    -----------                            Page Number
   -------                                                          ------------
      4      Capital One Financial Corporation 1999 Non-Employee          9
             Directors Stock Incentive Plan

      5      Opinion of Counsel                                           16

     23.2    Consent of Independent Auditors                              17

                                                                       Exhibit 4




                        CAPITAL ONE FINANCIAL CORPORATION
                1999 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

                        (Effective as of April 29, 1999)

     1. Purpose. The purpose of the Capital One Financial Corporation 1999 Non-Employee Directors Stock Incentive Plan (the "Plan") is to encourage ownership in the Company by non-employee members of the Board of Directors, in order to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

               A.   "Board"  means the Board of  Directors  of the  Company.

               B.   "Change  of  Control"  means:

                    (i) The  acquisition by individual,  entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934,as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% (or, if such shares are purchased from the Company, 40%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), provided, however, that any acquisition by (x) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any corporation with respect to which, immediately following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the

               Outstanding Company Common Stock and Company Voting Securities, as the case may be, shall not constitute a Change of Control; or

                    (ii) Individuals who constituted the Board as of January 1, 1999 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to January 1, 1999 whose appointment to fill a vacancy or to fill a new Board position or whose nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                   (iii)  Approval  by the  shareholders  of the  Company  of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not in the aggregate, immediately following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Company Voting Securities, as the case may be; or

                    (iv) (A) a complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, in the aggregate by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

               C. "Company" means Capital One Financial Corporation, a Delaware corporation, or any successor thereto.

               D. "Company Stock" means Common Stock of the Company or any securities substituted for Common Stock of the Company pursuant to Section 10.

               E. "Date of Grant" means the date as of which a director is awarded an Option pursuant to Section 7.

               F. "Disability" means the inability to perform the services to the Company as a director as determined by the Board, and such determination shall be conclusive.

               G. "Eligible  Director" means a director  described in Section 4.

               H. "Fair Market Value" means as of the date for which a value determination is being made, the average of the Common Stock's highest and lowest prices on such date as reported on The New York Stock Exchange-Composite Transactions Tape (or, if the New York Stock Exchange is not open for trading on such date, for the last preceding day on which Company Stock was traded). In the absence of any such sale, fair market value means the average of the highest bid and lowest asked prices of a share of Company Stock on such date as reported by such source. In the absence of such average or if shares of Company Stock are no longer traded on The New York Stock Exchange, the fair market value shall be determined by the Board using any reasonable method in good faith.

               I. "IRC" means the Internal Revenue Code of 1986, as amended.

               J. "Option" or "Options" means the right to purchase Company Stock subject to the terms and conditions set forth in Section 7.

               K. "Subsidiary" means a corporation or other entity more than 50% of whose voting shares are owned directly or indirectly by the Company.

     3.  Administration.

               A. The Board shall administer the Plan. The award of Options under the Plan shall be as described in Section 7. However, the Board shall have all powers vested in it by the terms of the

               Plan, including, without limitation, the authority (within the limitations described herein) to prescribe the form of the agreement applicable to evidence the award of Options under the Plan, to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Board.

               B. The Board shall have general authority to impose any limitation or condition upon an Option that the Board deems appropriate to achieve the objectives of the Option and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the power and complete discretion to determine (a) which Eligible Directors shall receive an Option and the nature of the Option, (b) the number of shares of Company Stock to be covered by each Option, (c) the Fair Market Value of Company Stock, (d) the time or times when an Option shall be granted, (e) whether an Option shall become vested over a period of time and when it shall be fully vested, (f) when Options may be exercised, (g) whether a Disability exists, (h) the manner in which payment will be made upon the exercise of Options, (i) notice provisions relating to the sale of Company Stock acquired under the Plan, and (j) any additional requirements relating to Options that the Board deems appropriate.

               C. No member of the Board shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Board and each other employee or consultant of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability arising out of any action, omission or determination relating to the Plan, to the maximum extent permitted by law.

     4. Participation in the Plan. Each director of the Company who is not otherwise an employee of the Company or any Subsidiary on the Date of Grant of an Option under the Plan shall be eligible to participate in the Plan.

     5. Stock Subject to the Plan. Subject to Section 10 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 175,000 shares of Company Stock, which shall be treasury shares. Shares granted under the Plan subject to Options that expire or otherwise terminate unexercised may again be subjected to a grant under the Plan. The Board is expressly authorized to grant an Option to an optionee conditioned upon the surrender for cancellation of an existing Option. For purposes of determining the number of shares that are available for Options under the Plan, such number shall include the number of shares surrendered by an optionee in payment of the exercise price of an Option.

     6. Non-Statutory Stock Options. All Options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under IRC Section 422.

     7. Terms, Conditions and Award of Options. The Board may award Options to Eligible Directors under this Plan from time to time as it deems appropriate. Each award of an Option shall be evidenced by written agreement between the Company and the Eligible Director in such form as the Board shall from time to time approve, stating the number of shares for which Options are granted, the Option exercise price per share and the conditions to which the grant and exercise of the Options are subject.

               A. Option Exercise Price. The Option exercise price shall be the Fair Market Value of the shares of Company Stock subject to such Option on the Date of Grant.

               B. Options Not Transferable. Options, by their terms, shall not be transferable by the optionee except by will or by the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by the optionee or by his guardian or legal representative. An Option transferred by will or by the laws of descent and distribution may be exercised by the optionee's personal representative within one year of the date of the optionee's death to the extent the optionee could have exercised the Option on the date of his death, but in any event not later than the expiration date of the Option exercise period. The Board is expressly authorized, in its discretion, to provide that all or a portion of an Option may be granted to an optionee upon terms that permit transfer of the Option in a form and manner determined by the Board. Any person to whom an Option is transferred pursuant to this Section 7 shall agree in writing to be bound by the terms of the Plan and the stock option agreement for such Option as if such transferee had been an original signatory thereto, and to execute and/or deliver to the Board any documents as may be requested by the Board from time to time.

               C. Exercise of Options. An Option shall be exercisable on the terms and conditions determined by the Board; provided, however, that no Option may be exercised:

                    (i) if sooner terminated in accordance with the terms of the
               Plan or the Option, or later than ten (10) years from the Date of Grant; and

                    (ii) unless optionee  delivers payment in cash in the amount of the full Option exercise price for the shares of Company Stock being acquired thereunder provided that if the terms of an Option so permit, the optionee may (i) deliver Company Stock owned by the optionee (valued at Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the sale or loan proceeds to pay the exercise price.

               D. Change of Control. The Board may, in its discretion, grant Options which by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

     8. Termination, Modification, Change. If not sooner terminated by the Board, the Plan shall terminate at the close of business on April 28, 2009. No Options shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable, including amendments that the Board deems appropriate to ensure compliance with applicable law. The termination or amendment of the Plan shall not, without the consent of the optionee, detrimentally affect an optionee's rights under an Option previously granted to him, except such termination or amendment as the Board deems appropriate to ensure compliance with applicable law. Notwithstanding the foregoing, the Board may terminate any Option previously granted to an optionee and any agreement relating thereto in whole or in part provided that upon any such termination the Company in full consideration of the termination of such Option or portion thereof pays to such optionee an amount in cash for each share of Company Stock subject to such Option or portion thereof being terminated equal to the excess, if any, of (a) the Fair Market Value of a share of Company Stock over (b) the exercise price per share of such Option or, if the Board permits and the optionee elects, accelerates the exercisability of such optionee's Option or portion thereof (if necessary) and allows such optionee 30 days to exercise such Option or portion thereof before the termination of such Option or portion thereof. The Board shall also have the power to amend the terms of previously granted Options so long as the terms as amended are consistent with the terms of the Plan and provided that, except for such amendments as the Board deems appropriate to ensure compliance with applicable law, the consent of the optionee is obtained with respect to any amendment that would be detrimental to him.

     9. Limitation of Rights.

               A. No Right to Continue as a Director. Neither the Plan nor the award of an Option, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

               B. No Shareholders' Rights Under Options. Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with Federal or state securities laws, and the Company may require of the optionee a customary written indication of his investment intent. Until the optionee has made any required payment and has had issued to him a certificate (whether original, book-entry or otherwise) for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

     10.  Changes in  Capital  Structure.

               A. In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the Board (whose determination shall be binding on all persons) may take such actions with respect to the Plan and any outstanding Options as the Board deems appropriate, including adjusting appropriately the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted under the Plan, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and any other relevant provisions. If the adjustment would produce fractional shares with respect to any unexercised Option, the Board may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

               B. Notwithstanding anything in the Plan to the contrary, the Board may take the foregoing actions without the consent of any optionee, and the Board's determination shall be conclusive and binding on all persons for all purposes.

     11. Notice. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company, at its principal business address to the attention of the Secretary; and (b) if to any optionee, at the last address of the optionee known to the sender at the time the notice or other communication is sent.

     12. Governing Law. The terms of the Plan shall be governed by the laws of the Commonwealth of Virginia.

[CAPITAL ONE LETTERHEAD]


                                                                       Exhibit 5



                                                     May 14, 1999



Board of Directors
Capital One Financial Corporation
2980 Fairview Park Drive, Suite 1300
Falls Church, Virginia  22042

Gentlemen:

                  As the General Counsel of Capital One Financial Corporation (the "Company"), I have participated in the preparation of a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Registration Statement"), with respect to the registration of 175,000 shares of the Company's common stock, par value $.01 per share, (the "Common Stock") authorized for issuance upon the exercise of options granted under the Company's 1999 Non-Employee Directors Stock Incentive Plan (the "Plan"). I am familiar with the Registration Statement and have examined such corporate documents and records, including the Plan, and such matters of law as I have considered appropriate to enable me to render the following opinion.

                  On the basis of the foregoing, I am of the opinion that the shares of Common Stock have been duly authorized and when issued and sold consistent with the terms of the Plan and the related resolutions of the Board of Directors and the Compensation Committee, will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                  I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement.


                                                     Very truly yours,



                                                   /s/ John G. Finneran, Jr.

                                                  John G. Finneran, Jr., Esq.
                                                  General Counsel

                                                                 Exhibit 23.2





                         CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Capital One Financial Corporation 1999 Non-Employee Directors Stock Incentive Plan of our report dated January 19, 1999, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.





/s/ Ernst & Young, LLP
-----------------------
Washington, D.C.
May 12, 1999